Franklin Templeton Variable Insurance Products Trust
Form N-SAR
for the period ended December 31, 2000


Sub-Item 77D - Policies with respect to security investments

(g)

At a meeting of the Board of Trustees of the Trust (the "Board") on July 13, 2000, the following resolutions were unanimously approved:

RESOLVED, that the Franklin Large Cap Growth Securities Fund's (the "FTVIPT
 Fund") non-fundamental policy regarding investment in foreign securities and depositary receipts be revised to permit the FTVIPT Fund to invest up to 25% of its total assets in foreign securities traded in the United States or directly in foreign markets, and American, European and Global Depositary Receipts; and

	FURTHER RESOLVED, that the officers of the Trust, in consultation with counsel, be, and each of them hereby is, authorized and directed to take any and all actions appropriate to carry out the intent and accomplish the purposes of the foregoing resolution, including the filing of an amendment or supplement to the Trust's registration statement with the U.S. Securities and Exchange Commission.


Sub-Item 77Q-1.  Exhibits

(e)

	SUBADVISORY AGREEMENT

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST on behalf of the

TEMPLETON PACIFIC GROWTH SECURITIES FUND

	THIS SUBADVISORY AGREEMENT made as of the 1st day of November 2000, by and between FRANKLIN ADVISERS, INC., a corporation organized and existing under the laws of the State of California (hereinafter called "FAV"), and TEMPLETON ASSET MANAGEMENT LTD., a Singapore corporation (hereinafter called "TAML").

	W I T N E S S E T H

	WHEREAS, FAV is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and is engaged in the business of supplying investment advice, and investment management services, as an independent contractor; and

	WHEREAS, FAV has been retained to render investment management services to Templeton Pacific Growth Securities Fund (the "Fund"), and such subsequent series of Franklin Templeton Variable Insurance Products Trust (the
 "Trust"), an investment management company registered with the U.S.
 Securities and Exchange Commission (the "SEC"), as the parties hereto may determine from time-to-time; and

	WHEREAS, FAV desires to retain TAML to render investment advisory, research and related services to the Fund pursuant to the terms and provisions of this Agreement, and TAML is interested in furnishing said services.

	NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

	1.	FAV hereby retains TAML and TAML hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

		(a)	Subject to the overall policies, control, direction and review of the
 Trust's Board of Trustees (the "Board") and to the instructions and supervision of FAV, TAML will provide a continuous investment program for the Fund, including allocation of the Fund's assets among the various securities markets of the world and, investment research and advice with respect to securities and investments and cash equivalents in the Fund.
  So long as the Board and FAV determine, on no less frequently than an annual b
t the necessary delegated authority to TAML, and subject to paragraph (b)
 below, TAML will determine what securities and other investments will be purchased, retained or sold by the Fund, and will place all purchase and sale orders on behalf of the Fund except that orders regarding U.S.
 domiciled securities and money market instruments may also be placed on behalf of the Fund by FAV.

		(b)	In performing these services, TAML shall adhere to the Fund's investment objectives, policies and restrictions as contained in its
 Prospectus and Statement of Additional Information, and in the Trust's
 Declaration of Trust, and to the investment
 guidelines most recently established by FAV and shall comply with the provisions of the Investment Company Act of 1940 (the "1940 Act") and the
 rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Ine Code of 1986, as amended, which are applicable to regulated investment
 companies.

		(c)	Unless otherwise instructed by FAV or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by FAV or by the Board, TAML shall report daily all transactions effected by TAML on behalf of the Fund to FAV and to other entities as reasonably directed by FAV or the Board.

		(d)	TAML shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board.  TAML shall also make an investment officer available to attend such meetings of the Board as the
 Board may reasonably request.

		(e)	In carrying out its duties hereunder, TAML shall comply with all reasonable instructions of the Fund or FAV in connection therewith.
 Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board, provided a certified copy of such resolution has been supplied to TAML.

	2.	In performing the services described above, TAML shall use its best efforts to obtain for the Fund the most favorable price and execution available.  Subject to prior authorization of appropriate policies and procedures by the Board, TAML may, to the extent authorized by law and in accordance with the terms of the Fund's Prospectus and Statement of
 Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investmon in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker.  To the extent authorized by applicable law, TAML shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

	3.	(a)	TAML shall, unless otherwise expressly provided and authorized, have no authority to act for or represent FAV or the Fund in any way, or in any way be deemed an agent for FAV or the Fund.

		(b)	It is understood that the services provided by TAML are not to be deemed exclusive.  FAV acknowledges that TAML may have investment responsibilities, or render investment advice to, or perform other investment advisory services, for individuals or entities, including other investment companies registered pursuant to the 1940 Act, ("Clients")
 which may invest in the same type of securities as the Fund.  FAV agrees that TAML may give advice or exercise investment responsibility and take such other actio
t to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund.

	4. TAML agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

	5. FAV has furnished or will furnish to TAML as soon as available copies properly certified or authenticated of each of the following documents:

		(a)	the Trust's Declaration of Trust, as filed with the Secretary of
 State of the Commonwealth of Massachusetts on May 23, 1988, and any other organizational documents and all amendments thereto or restatements thereof;

		(b)	resolutions of the Trust's Board of Trustees authorizing the appointment of TAML and approving this Agreement;

		(c)	the Trust's original Notification of Registration on Form N-8A under the
 1940 Act as filed with the SEC and all amendments thereto;

		(d)	the Trust's current Registration Statement on Form N-1A under the
 Securities Act of 1933, as amended and under the 1940 Act as filed with the SEC, and all amendments thereto, as it relates to the Fund;

		(e)	the Fund's most recent Prospectus and Statement of Additional
 Information; and

		(f)	the Investment Management Agreement between the Fund and FAV.

FAV will furnish TAML with copies of all amendments of or supplements to the foregoing documents.


	6.	TAML will treat confidentially and as proprietary information of the
 Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where TAML may be exposed to civil or criminal contempt
or failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

	7.	 FAV shall pay a monthly fee in cash to TAML based upon a percentage of the value of the Fund's net assets, calculated as set forth below, on the first business day of each month in each year as compensation for the services rendered and obligations assumed by TAML during the preceding month.  The advisory fee under this Agreement shall be payable on the first business day of the first month following the effective date of this
 Agreement, and shall be reduced by the amount of any advance payments made b
g to the previous month.

		(a)  For purposes of calculating such fee, the value of the net assets of the Fund shall be the average daily net assets of the Fund during each month, determined in the same manner as the Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Fund's current Prospectus.  The rate of the monthly fee payable to TAML shall be based upon the following annual rates:

			.50% of the value of its average daily net assets up to and including
 $100,000,000;

			.40% of the value of its average daily net assets over $100,000,000 up to and including $250,000,000;

			.30% of the value of its average daily net assets over $250,000,000 up to and including $500,000,000; and

			.25% of the value of its average daily net assets over $500,000,000.

		(b)  FAV and TAML shall share equally in any voluntary reduction or waiver by FAV of the management fee due FAV under the Management Agreement between FAV and the Fund.

		(c)	If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

	8.	Nothing herein contained shall be deemed to relieve or deprive the
 Board of its responsibility for and control of the conduct of the affairs of the Fund.

	9. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of TAML, neither TAML nor any of its directors, officers, employees or affiliates shall be subject to liability to FAV or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, ho of any security by the Fund.

		(b)	Notwithstanding paragraph 9(a), to the extent that FAV is found by a court of competent jurisdiction, or the SEC or any other regulatory agency to be liable to the Fund or any shareholder (a "liability"), for any acts undertaken by TAML pursuant to authority delegated as described in
 Paragraph 1(a), TAML shall indemnify and save FAV and each of its affiliates, officers, directors and employees (each a "Franklin
 Indemnified Party") harmless from, against, for and in respect of all losses, damages, cost
s incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such
 Franklin Indemnified Party, in connection with such liability.

		(c)	No provision of this Agreement shall be construed to protect any director or officer of FAV or TAML, from liability in violation of
 Sections 17(h) or (i), respectively, of the 1940 Act.

	10.	During the term of this Agreement, TAML will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and FAV will be responsible for all of their respective expenses and liabilities.

	11. This Agreement shall be effective as of November 1, 2000 and shall continue in effect for two years. It is renewable annually thereafter for successive periods not to exceed one year each (i) by a vote of the Board or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

	12. This Agreement may be terminated at any time, without payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days' written notice to FAV and TAML, and by FAV or TAML upon sixty (60) days' written notice to the other party.

	13. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, and in the event of any act or event that terminates the Management Agreement between FAV and the Fund.

	14. In compliance with the requirements of Rule 31a-3 under the 1940 Act, TAML hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to a Fund, or to any third party at the Fund's direction, any of such records upon the Fund's request. TAML further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

	15.	 This Agreement may not be materially amended, transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Fund and may not be amended without the written consent of FAV and TAML.

	16.	 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this
 Agreement shall not be affected thereby.

	17.	 The terms "majority of the outstanding voting securities" of the Fund and "interested persons" shall have the meanings as set forth in the 1940 Act.

	18.	 This Agreement shall be interpreted in accordance with and governed by the laws of the State of California of the United States of America.

	19.	Limitation of Liability.  TAML acknowledges that it has received notice of and accepts the limitations of the Trust's liability as set forth in Article VII of its Agreement and Declaration of Trust. TAML agrees that the Trust's obligations hereunder shall be limited to the assets of the Fund, and that TAML shall not seek satisfaction of any such obligation from any shareholders of the Fund nor from any trustee, officer, employee or agent of the Trust.


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers.


FRANKLIN ADVISERS, INC.


By:  /s/ Charles E. Johnson
	Charles E. Johnson
Title:	President



TEMPLETON ASSET MANAGEMENT LTD.


By:  /s/Martin L. Flanagan
	Martin L. Flanagan
Title:	Director



Templeton Pacific Growth Securities Fund, and such subsequent series as the parties hereto may determine from time-to-time, hereby acknowledge and agree to the provisions of paragraphs 9(a) and 10 of this Agreement.


FRANKLIN TEMPLETON VARIABLE
INSURANCE PRODUCTS TRUST on behalf of the TEMPLETON PACIFIC GROWTH SECURITIES FUND


By:  /s/ Murray L. Simpson
	Murray L. Simpson
Title:	Secretary
??








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